Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Investment Funds, Inc.
811-05309

A special meeting of shareholders was held at the offices of FAF Advisors, Inc., on December 17,
2010. At this meeting shareholders were asked to approve an investment advisory agreement with Nuveen Asset Management and an investment sub-advisory agreement between Nuveen Asset
Management and Nuveen Asset Management, LLC.

The results of the vote for the new Investment
Management Agreement and Sub-Advisory
agreement were as follows:

<c> Nuveen Colorado Tax-Free Fund
<c> Nuveen Minnesota Intermediate Municipal Bond Fund
<c> Nuveen Minnesota Municipal Bond Fund
To approve an investment advisory
agreement with Nuveen Asset
Management and an investment sub-
advisory agreement between Nuveen
Asset Management and Nuveen Asset
Management, LLC.



   For
                  4,924,164
            19,537,687
                  8,409,806
   Against
                       32,152
                   41,211
                     177,157
   Abstain
                       25,835
                   48,161
                     350,276
   Broker Non-Votes
                  1,040,586
              3,391,332
                  6,268,998
      Total
                  6,022,737
            23,018,391
                15,206,237


<c> Nuveen Missouri Tax-Free Fund
<c> Nuveen Nebraska Municipal Bond Fund
<c> Nuveen Ohio Tax-Free Fund
To approve an investment advisory
agreement with Nuveen Asset
Management and an investment sub-
advisory agreement between Nuveen
Asset Management and Nuveen Asset
Management, LLC.



   For
            12,195,273
               3,241,179
               5,928,705
   Against
                 142,212
                      4,582
                      1,971
   Abstain
                   14,876
                    20,216
                      3,765
   Broker Non-Votes
              1,674,001
                  793,738
                  307,848
      Total
            14,026,362
               4,059,715
               6,242,289

<c>Nuveen Oregon Intermediate Municipal Bond Fund

To approve an investment advisory
agreement with Nuveen Asset
Management and an investment sub-
advisory agreement between Nuveen
Asset Management and Nuveen Asset
Management, LLC.




   For
             13,552,722


   Against
                    10,580


   Abstain
                  129,457


   Broker Non-Votes
               2,281,069


      Total
             15,973,828



Proxy materials are herein incorporated by reference to the SEC filing on November 10, 2010 , under Conformed Submission Type
Def 14A, accession number 0000950123-10-103870.